Exhibit 23.4

Frost and Sullivan:

We hereby consent to the reference to our reports, “World General Purpose Test & Measurement Equipments Market (2005)”, “Semiconductor ATE Test Equipment (May 2005)” and “Strategic Analysis of Semiconductors in the Global Medical Imaging Market” in the prospectus contained in the Registration Statement on Form S-1 filed by MathStar, Inc. with the Securities and Exchange Commission, Registration No. 333-127164, and the inclusion of this consent as a exhibit to such Registration Statement.

/s/ Steven Lefever
Steven Lefever
Chief Financial Officer
Frost & Sullivan